UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 23, 2017

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements Of Certain Officers.

In accordance with a previously disclosed transition plan, on October 23, 2017, Trevor Fetter resigned as a member of the Board of Directors (the “Board”) of Tenet Healthcare Corporation (the “Company”) and as the Company’s Chief Executive Officer. Effective as of that date, the Board appointed Mr. Rittenmeyer to serve as Chief Executive Officer in addition to the role of Executive Chairman. In his role as Executive Chairman, Mr. Rittenmeyer has served as the Company’s principal executive officer since August 31, 2017.

Concurrently with Mr. Fetter’s resignation, the Company entered into a Separation Agreement and Release (“Separation Agreement”) with Mr. Fetter setting forth the terms and conditions relating to the termination of his employment with the Company. The Separation Agreement provides that Mr. Fetter will receive benefits consistent with a Qualifying Termination and/or termination without cause under the Company’s Third Amended and Restated Executive Severance Plan and other employee benefit plans as described in its 2017 Proxy Statement under the caption “Potential Payments Upon Termination or Change of Control—Non-Cause Termination/No Change of Control.” In addition, the Separation Agreement provides Mr. Fetter with the opportunity to continue to vest in all outstanding unvested long-term incentive awards and to exercise vested or vesting stock options for three years following his termination, subject to his compliance with certain restrictive covenants, including non-competition and non-solicitation covenants. Performance-based long-term incentive awards would be earned based on the Company’s actual performance against the existing performance criteria previously established by the Human Resources Committee of the Board. The performance achievement levels for Mr. Fetter’s awards are not guaranteed but are subject to actual performance results.

In connection with the transition of Mr. Fetter’s prior management role and responsibilities, he has agreed to provide consulting services as requested by the Company’s Executive Chairman and Chief Executive Officer. Pursuant to the terms of the consulting agreement, the form of which is attached as Attachment E to the Separation Agreement, Mr. Fetter will receive a fee of $50,000 per month through December 31, 2017 (unless earlier terminated by either party).

The Separation Agreement is attached as Exhibit 10.1 and is incorporated into this Item 5.02 by reference. The foregoing summary of the Separation Agreement is qualified in its entirety by reference thereto.

Item 7.01.	Regulation FD Disclosure.

On October 23, 2017, the Company issued a press release announcing the resignation of Mr. Fetter and the appointment of Mr. Rittenmeyer. The press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement and Release between Tenet Healthcare Corporation and Trevor Fetter

99.1	Press Release issued October 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Paul A. Castanon
Paul A. Castanon

Vice President, Deputy General Counsel and Corporate Secretary

Date: October 23, 2017